Exhibit 10.1

STOCKHOLDERS AGREEMENT

by and among

LESLIE’S POOLMART, INC,

GCP CALIFORNIA FUND, L.P.

and

CERTAIN STOCKHOLDERS

JANUARY 25, 2005

i

ii

iii

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (the “Agreement”) is entered into as of January 25, 2005, by and among Leslie’s Poolmart, Inc., a Delaware corporation (the “Company”), GCP California Fund, L.P., a Delaware limited partnership (“GCP”), Leslie’s Coinvestment LLC, a Delaware limited liability company together with GCP, the “Green Parties” and individually, each, a “Green Party”), the stockholders of the Company (as hereinafter defined) set forth on Schedule 1 attached hereto (collectively, the “Management Parties” and individually, each, a “Management Party”) and the other stockholders of the Company listed on the signatures pages hereto (the “Investor Holders” and, together with the Management Parties, the “Individual Stockholders”). Each of the parties to this Agreement (other than the Company) and any other Person (as defined in Section 4.1) who shall become or be deemed to be a party to or agree to be bound by the terms of this Agreement after the date hereof is sometimes hereinafter referred to as a “Stockholder.”

RECITALS

WHEREAS, pursuant to a Contribution and Subscription agreement dated January 25, 2005 (the “Contribution Agreement”), the Stockholders purchased from LPM Acquisition LLC, a Delaware limited liability company (“Acquisition Sub”), shares of common units of Acquisition Sub (the “Common Units”) and shares of preferred units of Acquisition Sub (the “Preferred Units” and, together with the Common Units, the “Units”), in the amounts as set forth in the Contribution Agreement;

WHEREAS, the Company and Acquisition Sub have entered into an Agreement and Plan of Merger, dated as of January 7, 2005 (the “Merger Agreement”), pursuant to which Acquisition Sub will merge with and into the Company (the “Merger”);

WHEREAS, upon consummation of the Merger, each Common Unit that is issued and outstanding immediately prior to the Merger will be converted into one (1) newly issued, fully paid and nonassessable share of the Company’s common stock, par value $.001 per share (the “Common Shares”) and each Preferred Unit that is issued and outstanding immediately prior to the Merger will be converted into one (1) newly issued, fully paid and nonassessable share of Company’s 10% senior redeemable exchangeable cumulative preferred stock, par value $.001 per share (the “Preferred Shares” and together with the Common Shares, the “Shares”);

WHEREAS, following the consummation of the Contribution Agreement and the Merger (collectively, the “Transactions”), (a) the Green Parties, the Management Parties and the Investor Holders will collectively own 100% of the outstanding shares of Common Shares and (b) the Green Parties and the Investor Holders will own 100% of the outstanding shares of Preferred Shares; and

WHEREAS, the Company and each Stockholder desire, for their mutual benefit and protection, to enter into this Agreement to set forth their respective rights and obligations with respect to the Shares (whether issued or acquired hereafter, including all shares of Common Shares, Preferred Shares, or other equity interests of the Company issuable upon the exercise, conversion or exchange of warrants, options or other securities or rights to acquire shares of Common Shares, Preferred Shares, or other equity interests of the Company, or upon the conversion or exchange of any security).

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1. Definitions

1.1 Certain Definitions. The following terms have the respective meanings when used in this Agreement:

“affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

“Board” means the board of directors of the Company.

“Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act and the Exchange Act.

“control” (including, with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Cost” means the cash consideration paid by a Management Party per Common Unit pursuant to the Contribution Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder.

“Holder” means a holder of Registrable Shares. A Person is deemed to be a holder of Registrable Shares whenever such Person beneficially owns Registrable Shares; provided, however, that unless the Company is otherwise notified by the Holder of Registrable Shares, the holder of Registrable Shares shall be deemed to be that Person set forth on the books and records of the Company or the registrar for such Registrable Shares.

“Individual Related Holder” means a Holder of Registrable Individual Shares, including a Transferee of Registrable Individual Shares if (i) the Transfer to such Transferee is not prohibited by this Agreement, and (ii) the Shares Transferred to such Transferee continue to be Registrable Shares.

“Individual Related Parties” means the Individual Stockholders together with their respective spouses, direct lineal descendants or ancestors or any trust solely for the benefit of any or all of the foregoing are sometimes referred to in this Agreement, and each of the foregoing is an “Individual Related Party.”

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or entity or government or other agency or political subdivision thereof.

“Public Offering Date” means the first date after which at least twenty percent (20%) of the Company’s outstanding shares of Common Shares is publicly held and such Common Shares is listed or admitted to trading on a national securities exchange or quoted on the National Association of Securities Dealers, Inc.’s National Market System or Small Capitalization System.

“Public Offering Event” means a firm commitment underwritten public offering of shares of Common Shares of the Company, whether on a primary or secondary basis, pursuant to a registration statement filed under the Securities Act, with a net aggregate offering price in excess of $25,000,000, and in connection with such offering such Common Shares is listed or admitted to trading on a national securities exchange or on the Nasdaq Stock Market or quoted on the National Association of Securities Dealers, Inc.’s National Market System.

“Registrable Individual Shares” means the shares of Common Shares owned by the Individual Related Parties on the date hereof immediately after giving effect to the Transactions, or subsequently acquired by any Individual Related Party (and any securities issued or issuable with respect to such Common Shares by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization or otherwise); provided, however, that any such shares will cease to be Registrable Individual Shares when (i) a registration statement covering such Registrable Individual Shares has been declared effective and such Registrable Individual Shares have been disposed of pursuant to such effective registration statement, or (ii) such Registrable Individual Shares are distributed to the public pursuant to Rule 144.

“Registrable Green Shares” means the shares of Common Shares owned by the Green Parties on the date hereof immediately after giving effect to the Transactions or subsequently acquired by any Green Party (and any securities issued or issuable with respect to such Common Shares by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization or otherwise); provided, however, that any such shares will cease to be Registrable Green Shares when (i) a registration statement covering such Registrable Green Shares has been declared effective and such Registrable Green Shares have been disposed of pursuant to such effective registration statement, or (ii) such Registrable Green Shares are distributed to the public pursuant to Rule 144.

“Registrable Shares” means the Registrable Green Shares and Registrable Individual Shares, collectively.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Holder” means, with respect to any registration statement, any Holder whose Registrable Shares are included therein.

1.2	Index of Certain Definitions.

	Acceptance Notice	Section 2.7.1
	Merger	Recitals
	Acquisition Sub	Recitals
	Agreement	Preamble
	Bona Fide Offer	Section 2.7.1
	Call Event	Section 2.8
	Call Option	Section 2.8
	Callable Securities	Section 2.8
	Chosen Buyer(s)	Section 2.7.1
	Common Share Purchaser Fraction	Section 2.4.1
	Common Shares	Recitals
	Company	Preamble
	Demand	Section 4.1.1
	Demand Period	Section 4.1.2
	Demand Registration	Section 4.1.1
	Demand Suspension Period	Section 4.1.2
	Drag-Along Notice	Section 3.2
	Drag-Along Notice Date	Section 3.2
	Drag-Along Sale	Section 3.1
	Drag-Along Sale Date	Section 3.2
	Indemnified Party	Section 4.8.3
	Indemnifying Party	Section 4.8.3
	Individual Stockholders	Preamble
	Investor Holders	Preamble
	Involuntary Transfer	Section 2.6
	Losses	Section 4.8.1
	Management Related Person	Section 2.7.3
	Management Party(s)	Preamble
	New Securities	Section 2.10.1
	Option Notice	Section 2.8
	Other Holders	Section 4.2.2
	Outside Party	Section 2.7.1
	Permitted Investor Transferee	Section 2.3
	Potential Buyer	Section 2.7.1
	Preferred Share Purchaser Fraction	Section 2.4.1
	Preferred Shares	Recitals
	Proposed Issuance	Section 2.9
	Proposed Issuance Record Date	Section 2.9
	Contribution Agreement	Recitals
	Purchase Option	Section 2.7.1
	Green Parties	Recitals
	Green Party	Recitals

Registration Expenses	Section 4.6
Required Sellers	Section 3.1
Rights	Recitals
Rule 144	Section 2.3
Sale Notice	Section 2.7.1
Shares	Recitals
Stockholder	Preamble
Stockholders Agreement	Section 7.4
Seller	Section 2.8
Seller Indemnified Persons	Section 4.8.1
Shares	Recitals
Contribution Agreement	Recitals
Tag-Along Allotment	Section 2.4.1
Tag-Along Notice	Section 2.4.3
Tag-Along Notice Date	Section 2.4.2
Tag-Along Sale	Section 2.4.1
Tag-Along Sale Date	Section 2.4.2
Tag-Along Sale Notice	Section 2.4.2
Tag-Along Stockholder	Section 2.4.1
Tag-Along Stockholders	Section 2.4.1
Termination Date	Section 6
Third Party	Section 3.1
Transaction	Recitals
Transfer	Section 2.1
Transferee	Section 2.1

ARTICLE 2. Restrictions on Transfer

2.1 General Restrictions on Transfer. Each Stockholder agrees that such Stockholder will not, directly or indirectly, sell, hypothecate, give, bequeath, transfer, assign, pledge or in any other way whatsoever encumber or dispose of any Shares (or any interest therein) (any such event, a “Transfer”) now or hereafter at any time owned of record or beneficially by such Stockholder to another Person (“Transferee”), other than in accordance with the applicable provisions of this Agreement. The Company shall not transfer upon its books any Shares to any Person to the extent prohibited by this Agreement and any purported transfer in violation hereof shall be null and void ab initio and of no effect.

2.2 Compliance with Securities Laws. Each Stockholder agrees with the Company that such Stockholder will not Transfer any Shares, and the Company shall not be obligated to transfer on its books any Shares, unless (a) (i) the Transfer is pursuant to an effective registration statement under the Securities Act or (ii) no registration of such Shares under the Securities Act is required because of the availability of an exemption from registration under the Securities Act and, if requested by the Company such Stockholder shall have furnished the Company with an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act and (b) such Transfer is in compliance with any applicable state securities or blue sky laws and, if requested by the Company such Stockholder shall have furnished the Company with an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that such Transfer is in compliance with any applicable state securities or blue sky laws.

2.3 Agreement to be Bound. No Transfer of the Shares by a Stockholder shall be effective (and the Company shall not transfer on its books any Shares) unless (i) the certificates representing such Shares issued to the Transferee shall bear the legend provided in Section 7.4, if required by such Section 7.4, and (ii) the Transferee shall have executed and delivered to the Company, as a condition precedent to such Transfer, an instrument or instruments in form and substance satisfactory to the Company confirming that the Transferee agrees to be bound by the terms of this Agreement and accepts the rights and obligations set forth hereunder to the same extent as the transferor, provided, however, that the conditions set forth in this Section 2.3 shall not apply to any sale of the Shares pursuant to an effective registration statement under the Securities Act. Notwithstanding anything to the contrary contained herein, the Investor Holders shall be entitled to Transfer their Shares to any Person (each, a “Permitted Investor Transferee”), subject only to compliance with the requirements of Section 2.2 and 2.3.

2.4 Tag-Along Rights.

2.4.1 Right to Participate in Sale. If at any time any Green Party proposes to enter into an agreement (or substantially contemporaneous agreements, not with the same or affiliated parties) to sell or otherwise dispose of for value any Common Shares in one or more related transactions which will result in the transfer of at least ten percent (10%) of the outstanding Common Shares (such sale or other disposition for value being referred to as a “Tag-Along Sale”), then such Green Parties shall afford each of the Individual Related Parties who hold Common Shares (each individually a “Tag-Along Stockholder” and, collectively, the “Tag-Along Stockholders”) the opportunity to participate proportionately in such Tag-Along Sale in accordance with this Section 2.4. The number of Common Shares that each Tag-Along Stockholder will be entitled to include in such Tag-Along Sale (such Tag-Along Stockholder’s “Tag-Along Allotment”) shall be determined by multiplying (i) the number of Common Shares owned by such Tag-Along Stockholder on a fully-diluted basis as of the close of business on the day immediately prior to the Tag-Along Notice Date (as defined in Section 2.4.2) times (ii) a fraction, the numerator of which is the number of Common Shares proposed by the Green Parties to be sold or otherwise disposed of pursuant to the Tag-Along Sale and the denominator of which is the total number of Common Shares beneficially owned by the Green Parties and the Individual Related Parties collectively on a fully diluted basis as of the close of business on the day immediately prior to the Tag-Along Notice Date (the fraction referred to in this clause (ii) being the “Common Share Purchaser Fraction”); provided, however, that if any Tag-Along Stockholder fails to timely elect to participate in a Tag-Along Sale, the Green Parties shall give prompt notice of such failure to the other Tag-Along Stockholders who timely elect to participate in such Tag-Along Sale. Such other Tag-Along Stockholders shall have three (3) business days from the date such written notice was given to elect to sell their pro rata share of any unsold portion of the Tag-Along Allotments of the non-participating Tag-Along Stockholders. For purposes of this Section 2.4.1, a Tag-Along Stockholder’s pro rata share of any such unsold portion shall be equal to the number of shares obtained by multiplying (i) a fraction, the numerator of which is such Tag-Along Stockholder’s Tag-Along Allotment of Common Shares and the denominator of which is the aggregate Tag-Along Allotment of

Common Shares of all Tag-Along Stockholders fully participating in such sale of Common Shares, times (ii) the total number of Common Shares constituting the unsold portions of the Tag-Along Allotments of Common Shares of all Tag-Along Stockholders that are not fully participating in such Tag-Along Sale.

2.4.2 Sale Notice. The Green Parties shall provide each Tag-Along Stockholder and the Company written notice (the “Tag-Along Sale Notice”) not more than sixty (60) days nor less than thirty (30) days prior to the proposed date of the Tag-Along Sale (the “Tag-Along Sale Date”). Each Tag-Along Sale Notice shall be accompanied by a copy of any written agreement relating to the Tag-Along Sale and shall set forth: (i) the name and address of each proposed Transferee of Shares in the Tag-Along Sale; (ii) the number of Common Shares proposed to be Transferred by such Green Parties; (iii) the proposed amount and form of consideration to be paid for such Common Shares and the terms and conditions of payment offered by each proposed Transferee; (iv) the aggregate number of Common Shares held of record by the Green Parties as of the close of business on the day immediately prior to the date of the Tag-Along Sale Notice (the “Tag-Along Notice Date”); (v) the Tag-Along Stockholder’s Tag-Along Allotment of Common Shares, assuming the Tag-Along Stockholder elected to sell the maximum number of Common Shares permissible; (vi) confirmation that the proposed Transferee has been informed of the “Tag-Along Rights” provided for herein and has agreed to purchase Common Shares from any Tag-Along Stockholder in accordance with the terms hereof; and (vii) the Tag-Along Sale Date.

2.4.3 Tag-Along Notice.

(a) Any Tag-Along Stockholder wishing to participate in the Tag-Along Sale shall provide written notice (the “Tag-Along Notice”) to the Green Parties no less than fifteen (15) days prior to the Tag-Along Sale Date. The Tag-Along Notice shall set forth the number of Common Shares that such Tag-Along Stockholder elects to include in the Tag-Along Sale, which shall not exceed such Tag-Along Stockholder’s respective Tag-Along Allotments of Common Shares. The Tag-Along Notice given by any Tag-Along Stockholder shall constitute such Tag-Along Stockholder’s binding agreement to sell the Common Shares specified in the Tag-Along Notice on the terms and conditions applicable to the Tag-Along Sale; provided, however, that in the event that there is any material change in the terms and conditions of such Tag-Along Sale applicable to the Tag-Along Stockholder (including, but not limited to, any decrease in the purchase price that occurs other than pursuant to an adjustment mechanism set forth in the agreement relating to the Tag-Along Sale) after such Tag-Along Stockholder gives its Tag-Along Notice, then, notwithstanding anything herein to the contrary, the Tag-Along Stockholder shall have the right to withdraw from participation in the Tag-Along Sale with respect to all of its Common Shares affected thereby. If the proposed Transferee does not consummate the purchase of all of the Common Shares requested to be included in the Tag-Along Sale by any Tag-Along Stockholder on the same terms and conditions applicable to the Green Parties, then such Green Parties shall not consummate the Tag-Along Sale of any of its Common Shares to such Transferee, unless the Common Shares of such Green Parties and the Tag-Along Stockholders to be sold are reduced or limited pro rata in proportion to the respective number of Common Shares actually sold in any such Tag-Along Sale and all other terms and conditions of the Tag-Along Sale are the same for the Green Parties and the Tag-Along Stockholders.

(b) If a Tag-Along Notice from any Tag-Along Stockholder is not received by the Green Parties prior to the lapse of the fifteen (15) day period specified above, the Green Parties shall have the right to consummate the Tag-Along Sale without the participation of such Tag-Along Stockholder, but only on terms and conditions which are no more favorable in any material respect to the Green Parties (and, in any event, at no greater a purchase price, except as the purchase price may be adjusted pursuant to any agreement relating to the relevant Tag-Along Sale) than as stated in the Tag-Along Sale Notice and only if such Tag-Along Sale occurs on a date within sixty (60) days after the Tag-Along Sale Date. If such Tag-Along Sale does not occur within such sixty (60) day period, the Common Shares that were to be subject to such Tag-Along Sale thereafter shall continue to be subject to all of the restrictions contained in this Section 2.4.

2.4.4 Delivery of Certificates. On the Tag-Along Sale Date, each Tag-Along Stockholder shall deliver a certificate or certificates for the Common Shares to be sold by such Tag-Along Stockholder in connection with the Tag-Along Sale, duly endorsed for transfer with signatures guaranteed, to the Transferee in the manner and at the address indicated in the Tag-Along Notice against delivery of the purchase price for such Common Shares.

2.4.5 Exempt Transfers. The provisions of this Section 2.4 shall not apply:

(i) to any sale, transfer or other disposition of Shares by one or more Green Parties to one or more other Green Parties or to any of the general or limited partners of any Green Party that is a general or limited partnership or to the members of any Green Party that is a limited liability company;

(ii) to any sale of Shares to the public pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any other similar regulation hereafter adopted by the Commission (“Rule 144”);

(iii) from and after a Public Offering Date;

(iv) to any bona fide pledge of Shares to a commercial bank, savings and loan institution or any other similar lending institution as security for any indebtedness to such lender, provided, however, that, prior to any such pledge, the Company is informed in writing of such pledge and the pledgee shall deliver to the Company its written agreement, in form and substance satisfactory to the Company, that upon any foreclosure such pledgee shall comply with the terms of Sections 2.3 through 2.6 of this Agreement; or

(v) to any distribution of Shares made in accordance with Section 7.19.

2.5 Improper Transfer. Any attempt to Transfer or otherwise encumber any Shares in violation of this Agreement shall be null and void ab initio and neither the Company nor any transfer agent of such Shares shall give any effect to such attempted Transfer or encumbrance in its stock records.

2.6 Involuntary Transfer. In the case of any Transfer of title or beneficial ownership of Shares upon default, foreclosure, forfeit, court order, or otherwise than by a voluntary decision on the part of a Stockholder (an “Involuntary Transfer”), such Stockholder (or his legal representatives) shall promptly (but in no event later than two (2) business days after such Involuntary Transfer) furnish written notice to the Company indicating that the Involuntary Transfer has occurred, specifying the name of the Person to whom such Shares have been transferred, giving a detailed description of the circumstances giving rise to, and stating the legal basis for, the Involuntary Transfer.

2.7 First Option and Call Rights.

2.7.1 First Option.

(a) Except for Transfers of Shares through the exercise of rights as a Tag-Along Shareholder with respect to any Tag-Along Sale made in accordance with Section 2.4 or Transfer of Shares pursuant to any Drag-Along Sale made in accordance with Article 3, no Management Party or Investor Holder shall Transfer any Shares, except as specifically permitted by this Section 2.7. If at any time any Management Party or Investor Holder (a “Selling Person”) desires to sell or otherwise dispose of for cash all or any part of the Shares held by such Selling Person, and such Selling Person shall have received a bona fide arm’s-length written offer (the “Bona Fide Offer”) for the purchase of such Shares for cash from any third party unaffiliated with such Selling Person (an “Outside Party”), the Selling Person shall provide written notice (the “Sale Notice”) to each of (i) the Green Parties and (ii) the Company (each Green Party and the Company a “Potential Buyer”) setting forth such desire to sell or otherwise dispose of for value such Shares, which Sale Notice shall be accompanied by a copy of the original Bona Fide Offer and shall set forth at least the name and address of the Outside Party and the price and terms of such Bona Fide Offer. Upon the giving of such Sale Notice, each Potential Buyer shall, subject to the priorities set forth below, have the option (the “Purchase Option”) to purchase some or all of the Shares specified in the Sale Notice, on the same terms and conditions as the Bona Fide Offer, including but not limited to the offer price for the Shares. The Purchase Option, in the case of a Green Party, shall be assignable at such Green Party’s sole discretion. Each Potential Buyer shall have thirty (30) days from receipt of the Sale Notice to provide written notice (the “Acceptance Notice”) to such Selling Person of its desire to exercise such Purchase Option. If more than one Potential Buyer shall deliver an Acceptance Notice within such thirty (30) day period, the priority as among such Potential Buyers shall be first, the Company, and second, the other Green Parties who delivered an Acceptance Notice pro rata based on the relative percentages of the then outstanding Common Shares then beneficially owned by such Green Parties), unless such Green Parties have mutually agreed to a different allocation.

(b) If a Potential Buyer or Potential Buyers, as applicable, elects to purchase Shares covered by the Bona Fide Offer on the terms and conditions set forth in the Sale Notice, the Potential Buyer(s) entitled to purchase such Shares (the “Chosen Buyer(s)”) shall be determined in accordance with the priorities set forth above and such Chosen Buyer(s) shall be obligated to purchase, and such Selling Person shall be obligated to sell, such Shares at the price and terms specified in the Sale Notice. The closing of the purchase by the Chosen Buyer(s) shall be held at the principal offices of the Chosen Buyer(s) on a business day within ninety days (90) days after the giving of the relevant Acceptance Notices, or at such other place and time as may be mutually agreed to by the Chosen Buyer(s) and the Selling Person.

(c) If Acceptance Notices are not delivered within the periods specified above with respect to all of the Shares included in the Sale Notice, the Selling Person shall, upon compliance with the provisions of Section 2.3 and 2.4 (to the extent applicable), have the right to sell to the Outside Party for cash all (but not less than all) of the Shares covered by the Sale Notice not taken up by one or more Potential Buyers, but only at the price and upon terms and conditions no less favorable to the Selling Person than those contained in the Sale Notice, and only if such sale occurs on a date within ninety (90) days of the date after the Sale Notice; provided, however, that in the event the Selling Person has not so transferred all of such remaining Shares to the Outside Party within such ninety-day period, then such Shares thereafter shall continue to be subject to all of the restrictions contained in this Agreement.

2.7.2 No Waiver. Any election in any instance by any Potential Buyer not to exercise its option rights under this Section 2.7 shall not constitute a waiver of such rights with respect to any other proposed Transfer of Shares.

2.7.3 Exempt Transfers. The provisions of this Section 2.7 shall not apply to any Transfer of Shares by any Management Party who is a natural person to his or her spouse, any direct lineal descendant or ancestor of such Management Party or his or her spouse or any trust solely for the benefit of any or all of the foregoing (each such Person, together with such Management Party, is referred to herein as a “Management Related Person”); provided, however, that in each such case each of the following conditions shall be satisfied:

(i) after giving effect to such Transfer, sole voting power with respect to such Transferred Shares shall be held by the Management Party making the Transfer during his lifetime or, after the death of such Management Party, by one or more Management Related Persons; and

(ii) the Transferee of such Transferred Shares shall have executed and delivered to the Company, as a condition precedent to such Transfer, an instrument or instruments in form and substance satisfactory to the Company confirming that the Transferee agrees to be bound by the terms of this Agreement and accepts the rights and obligations set forth in this Agreement, and designating an address for notices to such Transferee required or permitted hereunder.

2.8 Call Option.

(a) Each Management Party agrees for himself or herself and all other Management Related Persons who acquire Common Shares from such Management Party that the Company and the Green Parties will have a call right (the “Call Option”) on his or her Common Shares (the “Callable Shares”) which call right will, as to each Management Party and his or her related Management Related Persons (i) expire upon the first anniversary of the date hereof as to 20% of the Common Shares owned by such Management Party on the date hereof, (ii) expire as to an additional 20% of such shares on the second anniversary of the date hereof, and (iii) thereafter expire ratably at the end of every month through the fifth anniversary of the date hereof. Upon the termination of a Management Party’s employment with the Company for any reason including, without limitation, the voluntary termination or resignation, dismissal, involuntary termination, death, retirement or permanent disability of such Management Party (each, a “Call Event”), the Company may exercise the Call Option by written notice (a “Company Option Notice”) delivered to the Management Party and any applicable Management Related Parties (with a copy to the Green Parties) within ninety (90) days after the receipt by the Chosen Buyer (defined for this purpose the same as in Section 2.7.1(b)) of notice of such Call Event. Upon the giving of such notice the Company will be obligated to purchase and the Management Party will be obligated to sell all or any lesser portion indicated in the Company Option Notice of the Callable Shares owned at the time of the Call Event by the Seller for consideration calculated as set forth below:

(i) in the case of voluntary termination of employment of such Management Party other than for Good Reason or in the case of termination of employment of such Management Party for Cause, the consideration will be the lesser of the Cost of such Shares to such Management Party and Fair Market Value on the date of the Call Event; and

(ii) in the case of any other termination of such Management Party (including dismissal, death, Retirement or Permanent Disability) or in the case of voluntary termination of employment of such Management Party for Good Reason, the consideration will be Fair Market Value of the relevant Shares on the date of the call Event.

(b) To the extent the Company does not elect to purchase all Callable Shares pursuant to the Company Option Notice, the Green Parties shall be entitled to elect to purchase any or all Callable Shares not subject to the Company Option Notice, exercisable by delivery of a written notice (the “Second Call Notices”) to the Management Party (who shall provide a copy to each Management Related Party then holding Callable Shares) within thirty (30) days after delivery of the Company Option Notice. The Green Parties shall be entitled to elect to purchase up to all of the remaining Callable Shares; provided, however, that in the event of over-subscription, the Callable Shares shall be allocated among the parties delivering Second Call Notices pro rata based on the relative percentages of the Common Shares owned by such Green Parties. Delivery of the Company Option Notice or a Second Call Notice, as the case may be, constitutes an irrevocable election to purchase and, upon giving such notice the Chosen Buyers will be obligated to purchase and the Management Party and such Management Related Parties (each, a “Seller”) will be obligated to sell all or any lesser portion of the Callable Shares indicated in the Company Option Notice or the Second Call Notices, as applicable. The cash consideration to be paid for the Callable Shares purchased in connection with any Call Event shall be the same as set forth in Section 2.8(a) above.

(c) The closing for all purchases and sales of Callable Shares pursuant to this Section 2.8 will be at the principal executive offices of the Company on the 60th day after the giving of the Option Notice. The purchase price for the Callable Shares will be paid in cash, by cashier’s check or by wire fund. The Seller will cause the Callable Shares to be delivered to the Chosen Buyer at the closing free and clear of all liens, claims, charges or encumbrances of any kind, other than those which continue to apply pursuant to the terms of this Agreement. Such

Seller will take all such actions as the Chosen Buyer reasonably requests to vest in the Chosen Buyer title to the Callable Shares free of any lien, claim, charge, restriction or encumbrance incurred by or through the Seller.

(d) For purposes of this Section 2.8 and Section 2.9, the following terms have the following meanings:

“Cause” means, as to a Management Party, (i) if such Person is a party to an employment agreement with the Company, a material violation of any provision thereof which constitutes “cause” thereunder, or any other conduct as listed in (ii)–(v) of this definition; (ii) such Person engaging in conduct which is fraudulent or illegal with respect to the Company or any of its subsidiaries; (iii) such Person’s gross negligence in the performance or non-performance of his or her duties, (iv) such Person’s engagement in conduct that is materially injurious or materially damaging to the Company or any of its subsidiaries or the reputation of the Company or any of its subsidiaries or (v) such Person’s conviction of, or plea of nolo contendere to, a felony; provided, however, that in respect of clauses (i) and (iii) the Company has given at least thirty (30) days’ prior written notice to such Person describing the alleged breach or gross negligence and such Person has failed to cure the breach or deficiency within such thirty (30) day period.

“Fair Market Value” means the product of 6.5 and the Consolidated EBITDA (as such term is defined in the Indenture dated as of January     , 2005 by and between the Company as the issuer and The Bank of New York as the trustee) of the Company for the 12 month period ending at the time of the Call Event.

“Good Reason” means (i) assignment to a Management Party of duties and responsibilities that are substantially inconsistent with the scope of their duties and responsibilities theretofore or (ii) relocation of the Company’s corporate offices outside of a 25-mile radius of Phoenix, Arizona without his or her consent.

“Permanent Disability” of a Management Party means permanent disability or incapacity as determined in accordance with the Company’s disability insurance policy, if such a policy is then in effect, or if no such policy is then in effect, such permanent disability or incapacity shall be determined by the Board in its good faith judgment based upon inability to perform the essential functions of his or her position, with reasonable accommodation by the Company, for a period in excess of 180 days during any period of 365 calendar days; and

“Retirement” means retirement of such Management Party pursuant to the Company’s standard retirement policy in effect from time to time but in no event prior to the age of 65, unless pursuant to a specific determination by the Board.

(d) Notwithstanding anything to the contrary contained herein, following the occurrence of a Public Offering Date, the number of Callable Shares of each Management Party subject to the Call Option at the time of such Public Offering Event shall be reduced by fifty percent (50%).

2.9 Put Option.

(a) At any time after the second anniversary of this agreement but prior to a Public Offering Event, Mr. Lawrence Hayward (“Mr. Hayward”) may elect to require the Company to purchase, for Fair Market Value, up to $1,500,000 in aggregate total value of the Shares owned by Mr. Hayward. This election may be exercised by providing a 60 days advance written notice (the “Put Notice”) to the Company and such election shall be irrevocable, except with respect to purchases of such Shares by the Company pursuant to the last sentence of this Section 2.9(a). Upon receipt of such notice, the Company shall be required to purchase such Shares for Fair Market Value within 60 days of such notice; provided, however, that in the event (i) the Company is prohibited from acquiring any such Shares under the terms of any agreement or indenture governing indebtedness of the Company or any of its subsidiaries or (ii) such purchase would directly or indirectly result in a breach of any such agreement or indenture or would otherwise violate applicable law, then the Company shall have no obligation to purchase the shares unless and until such purchase will no longer be subject to the prohibitions or result in the breach or violation as noted above; provided, further, if the Company may acquire such Shares without violation of any such agreements or indentures and in accordance with applicable law, then the Company shall provide a 60 days advance written notice to Mr. Hayward indicating that the Company, to the extent then permissible, will purchase such Shares owned by Mr. Hayward unless Mr. Hayward revokes and withdraws his election upon receipt of such notice from the Company.

(b) The closing for all purchases and sales of such Shares pursuant to this Section 2.9 will be at the principal executive offices of the Company on the 60th day after the giving of the written notice. The applicable purchase price for such Shares will be paid in cash or by cashier’s check. Mr. Hayward (or his spouse or heirs, as the case may be) will cause such Shares to be delivered to the Company at the closing free and clear of all liens, charges or encumbrances of any kind. Mr. Hayward will take all such actions as the Company reasonably requests to vest in the Company title to such Shares free of any lien, charge or encumbrance incurred by or through Mr. Hayward.

2.10 Nomination Rights. So long as (i) Mr. Michael J. Fourticq (“Mr. Fourticq”) continues to own no less than 66.66% of the number of Common Shares he owns as of the date hereof, less the number of any Common Shares Mr. Fourticq has sold pursuant to the Tag Along Rights set forth in Section 2.4 hereof, and (ii) a Public Offering Event has not occurred, the Company will nominate Mr. Fourticq to serve as a director of the Company and as a director of the Company.

2.11 Election of Nominee. Each party hereto will use its respective best efforts to cause Mr. Fourticq to be elected in any and all elections of directors of the Company, if he is so nominated by the Company. Without limiting the generality of the foregoing, each Shareholder will vote, consent or cause to be voted for the election of Mr. Fourticq, in all elections of directors of the Company in which he is so nominated by the Company or written consents in lieu thereof held during the term of this Agreement, all securities entitled to vote or consent in such election that such Person has the power to vote or consent (or in respect of which such Person has the power to direct the vote or consent).

ARTICLE 3. Drag-Along Sales

3.1 Right of the Green Parties to Require Sale. Notwithstanding any other provision of this Agreement, if some or all Green Parties agree to sell or otherwise dispose of (or cause to be sold or otherwise disposed of) for value either (x) 51% or more of the Common Shares then owned by the Green Parties or (y) 50% or more in the aggregate of the then outstanding Common Shares in one or more related transactions (a “Drag-Along Sale”) to a third Person or third Persons who are not affiliates of any of the Green Parties (a “Third Party”), then, upon the demand of a Green Party, the other Stockholders (the “Required Sellers”) shall be required to sell to such Third Party in the event of a Drag-Along Sale under this Section 3.1, all, but not less than all, of the Shares beneficially owned by such Required Seller upon substantially the same terms as the Green Parties, it being acknowledged that Management Stockholders may receive different treatment as a result of their status as such in such a transaction.

3.2 Drag-Along Notice. Prior to making any Drag-Along Sale, the relevant Green Parties shall promptly provide each Required Seller with written notice (the “Drag-Along Notice”) not more than thirty (30) or less than fifteen (15) days prior to the proposed date of the Drag-Along Sale (the “Drag-Along Sale Date”). The Drag-Along Notice shall set forth: (i) the name and address of the Third Party; (ii) the proposed amount and form of consideration to be paid per Share and the terms and conditions of payment offered by the Third Party; (iii) the number of Shares held of record as of the close of business on the date of the Drag-Along Sale Notice (the “Drag-Along Notice Date”) by the Required Seller to whom the notice is sent and the number of Shares required to be sold in the Drag-Along Sale; (iv) the proposed Drag-Along Sale Date; and (v) confirmation that the proposed Third Party has agreed to purchase the Required Sellers’ Shares in accordance with the terms thereof.

3.3 Delivery of Certificates. On the Drag-Along Sale Date, each Required Seller shall deliver a certificate or certificates for the Shares required to be sold by it in the Drag-Along Sale, duly endorsed for transfer or assignment with signatures guaranteed, to such Third Party in the manner and at the address indicated in the Drag-Along Notice against delivery of the purchase price for such Required Seller’s Shares being transferred.

3.4 Consideration. The provisions of this Section 3 shall apply regardless of the form of consideration received in the Drag-Along Sale.

3.5 Cooperation. The Required Sellers shall cooperate in good faith with the relevant Green Parties in connection with the consummation of the Drag-Along Sale. Without in any way limiting the foregoing, in the event that the Green Parties receive a bona fide offer from a Third Party to (a) effect a business combination of the Company or with such Third Party (or an affiliate thereof) or (b) purchase all or substantially all of the assets of the Company (and/or its Subsidiaries), then, upon the demand of the Green Parties, the Required Sellers shall be required to vote all Shares in favor of (and not otherwise dissent to or oppose) the business combination or sale of all or substantially all of the assets of the Company (and/or its Subsidiaries) as described in such offer, and otherwise to take all actions reasonably necessary or appropriate to cause the Company to consummate the proposed transaction.

ARTICLE 4. Registration Rights

4.1 Demand Registrations.

4.1.1 Number of Registrations.

(a) Demand Rights. Green Parties and Investor Holders holding an aggregate number of Registrable Shares at least equal to twenty percent (20%) of the number of Registrable Shares on the date hereof shall be entitled to make written request (a “Demand”) of the Company to register all or part of their Registrable Shares under the Securities Act (including, but not limited to, a shelf registration under Rule 415 promulgated under the Securities Act) (a “Demand Registration”); provided, however, that not more than an aggregate of three (3) Demand Registrations with respect to the Registrable Shares may be made pursuant to the rights granted by this Section 4.1.1(a).

(b) Selection of Underwriter. Any Demand Registration hereunder shall be on any appropriate form under the Securities Act permitting registration of such Registrable Shares for resale by the Green Parties in the manner or manners designated by them (including, without limitation, pursuant to one or more underwritten offerings). The determination of whether the offering will involve an underwritten offering, and the selection of investment bankers and managers, if any, and counsel, shall be made by the Green Parties; provided, however, that the selection of investment bankers and managers, if any, and counsel so selected shall be reasonably satisfactory to the Company. If requested, the Company shall enter into an underwriting or purchase agreement with an investment banking firm in connection with a Demand Registration, containing representations, warranties, indemnities and agreements then customarily included in underwriting or purchase agreements by such underwriter with respect to secondary distributions of securities.

4.1.2 Registration.

(a) The Company shall file a registration statement with respect to each Demand Registration and use its best efforts to cause the same to be declared effective as promptly as practicable following such Demand, but not later than one hundred twenty (120) days thereafter. Unless all of the Registrable Shares covered by the registration statement have earlier been sold or withdrawn from sale, the Company shall keep any such Registration Statement effective for a period of at least one hundred eighty (180) days after such registration statement is first declared effective plus a period equal to (x) any period during which the Selling Holders are prohibited from making sales because of any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court plus (y) any Demand Suspension Period (as defined below) plus (z) any holdback period pursuant to Section 4.5 that occurs while the registration statement is effective (the “Demand Period”), and a registration will not count as a Demand Registration unless it is declared effective by the Commission and remains effective until the earlier of such time as all of the Registrable Shares included in such registration have been sold or disposed of or withdrawn from sale by the Selling Holders or the expiration of the Demand Period or, if the registration remains effective for a shorter period, the Selling Holders have sold at least ninety percent (90%) of their Registrable Shares included in such Demand Registration.

(b) In addition, a request for registration shall not be deemed to constitute a Demand Registration if:

(i) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such Demand Registration are not satisfied other than by reason of some act or omission by the applicable Green Parties;

(ii) the Company voluntarily takes any action that would result in the Selling Holders not being able to sell such Registrable Shares covered thereby during the Demand Period;

(iii) after it has become effective, such Demand Registration becomes subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court and such order, injunction or requirement is not promptly withdrawn or lifted, and such Demand Registration has not otherwise remained effective for the Demand Period (including effective periods both before and after the order, injunction or requirement is made or imposed); or

(iv) such Demand Registration does not involve an underwritten offering and the Green Parties determine not to proceed following any delay imposed hereunder by the Company; provided, however, that prior to such a delay under this clause (iv), the Green Parties that are Selling Holders have not sold more than eighty percent (80%) of the Registrable Shares included in such Demand Registration.

(c) Notwithstanding the foregoing, the Company may, at any time, delay the filing or delay or suspend the effectiveness of the Demand Registration or, without suspending such effectiveness, instruct the Selling Holders not to sell any securities included in the Demand Registration, if the Company shall have determined in good faith (as evidenced by a resolution of the Board delivered to the Selling Holders) that proceeding with the Demand Registration at such time may have a material adverse effect on the Company or the Company shall have determined upon the advice of counsel that it would be required to disclose any actions taken by the Company in good faith and for valid business reasons, including without limitation, the acquisition or divestiture of assets, which disclosure may have a material adverse effect on the Company or on such actions (a “Demand Suspension Period”), by providing the Selling Holders with written notice of such Demand Suspension Period and the reasons therefor. The Company shall use its best efforts to provide such notice at least ten (10) days prior to the commencement of such a Demand Suspension Period; provided, however, that in any event the Company shall provide such notice no later than the commencement of such Demand Suspension Period; and provided, further, that in no event shall the Demand Suspension Periods exceed ninety (90) days in any 12 month period.

(d) The Company further agrees to supplement or amend the registration statement with respect to such Demand Registration, as required by the registration form utilized by the Company or by the Securities Act or as reasonably requested (which request shall result in the filing of a supplement or amendment subject to approval thereof by the Company, which approval shall not be unreasonably withheld) by any Selling Holder or any managing underwriter of Registrable Shares to which such Demand Registration relates, and the Company agrees to furnish to the Selling Holders (and any managing underwriter) copies, in substantially the form proposed to be used and/or filed, of any such supplement or amendment prior to its being used and/or filed with the Commission. The Company shall amend or supplement the registration statement with respect to such Demand Registration no less frequently than every forty five (45) days to update the list of Selling Holders pursuant to written requests by such Selling Holders.

4.1.3 Priority on Demand Registrations. If a Demand Registration is an underwritten registration and the managing underwriters of such offering determine that the aggregate number of (i) Registrable Shares of the Selling Holders exercising their rights to participate in the Demand Registration on a demand basis, pursuant to this Section 4.1; (ii) securities of the Company; and (iii) securities of any other Persons entitled to participate in such Demand Registration, in each case proposed to be included in such registration statement, exceeds the maximum number of securities that can reasonably be expected to be sold within a price range acceptable to the Company and the Green Parties, then the number of securities to be offered for the account of the Company and for the account of all such other Persons participating in such registration (other than Green Parties and Investor Holders participating pursuant to a Demand), shall be reduced or limited pro rata (and to zero, if necessary) in proportion to the respective number of securities requested to be registered, to the extent necessary to reduce the total number of securities to the maximum number that can reasonably be expected to be included therein and still satisfy such price requirement. If the foregoing market “cutback” does not reduce the aggregate number of securities proposed to be included in the registration statement to the maximum number that can reasonably be expected to be sold within the price range acceptable to the Company and the Green Parties, the Company shall include in such registration securities of such Green Parties pro rata on the basis of the number of securities of the Company requested to be included by all such Selling Holders. Any request for registration with respect to which such a market “cutback” with respect to such Selling Holders occurs shall be deemed to constitute a Demand Registration for all purposes of this Article 4; provided, however, that if any such market “cutback” occurs with respect to a Demand Registration and such Selling Holders are not able to sell at least eighty percent (80%) of the securities such Selling Holders proposed to sell pursuant to such Demand Registration, then such request for registration will not count against the number of Demands to which the Green Parties and Investor Holders are entitled pursuant to Section 4.1.1 hereof.

4.1.4 Compliance. Notwithstanding any other provisions hereof, the Company shall use its best efforts to ensure that (i) any registration statement filed in connection with a Demand Registration or a Piggyback Registration pursuant to Section 4.2 below, and any amendment thereto, and any prospectus forming a part thereof, and any supplement thereto, complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any registration statement filed in connection with a Demand Registration or a Piggyback Registration pursuant to Section 4.2 below, and any amendment thereto, does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any registration statement filed in connection with a Demand Registration or a Piggyback Registration pursuant to Section 4.2 below, and any supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading.

4.2 Piggyback Registration.

4.2.1 Right to Include Registrable Shares. If the Company at any time proposes or is obligated to register any of its equity securities under the Securities Act, whether or not for sale for its own account, on a form and in a manner which would permit registration of Registrable Shares for a public offering under the Act (other than on a registration statement (i) on Form S-4 or Form S-8 or any successor form thereto or (ii) filed in connection with an exchange offer), the Company shall give written notice of the proposed registration to each Holder at least fifteen (15) days prior to the filing thereof, and each Holder shall have the right to request that all or any part of its Registrable Shares be included in such registration by giving written notice to the Company within fifteen (15) days after the giving of such notice by the Company. If the registration statement is to cover an underwritten offering, such Registrable Shares shall be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. Notwithstanding the foregoing, an Individual Related Holder may not request the registration of its Registrable Individual Shares if such Registrable Individual Shares may, at the time (or within thirty days thereafter), be distributed to the public pursuant to paragraph (k), as such paragraph may be amended from time to time, or any other similar provision hereafter adopted by the Commission, of Rule 144.

4.2.2 Priority on Piggyback Registrations.

(a) Company Registrations. If the registration is an underwritten primary registration on behalf of the Company and not as the result of a Demand Registration pursuant to Section 4.1.1, and the managing underwriter(s) of such offering determine in their good faith judgment that the aggregate number of securities, including Registrable Shares, of the Company which all Selling Holders and all other security holders of the Company, pursuant to contractual rights to participate in such registration (the “Other Holders”), propose to include in such registration statement exceeds the maximum number of securities, including Registrable Shares, that can reasonably be expected to be sold in such offering without materially and adversely affecting the marketability of the offering or the selling price obtained, the Company will include in such registration, first, the shares of Common Shares or other securities which the Company proposes to sell, and second, the Registrable Shares of such Selling Holders and other securities to be sold for the account of the Selling Holders and Other Holders, pro rata among all such Selling Holders and Other Holders, taken together, on the basis of the number of Registrable Shares or other securities of the Company requested to be included in such registration by all Selling Holders and Other Holders (it being agreed and understood, however, that as a result of such cutbacks, such managing underwriter(s) shall have the right to eliminate entirely the participation in such registration of all Selling Holders and all Other Holders).

(b) Selling Holders’ Registration. If the registration is an underwritten secondary registration on behalf of Selling Holders that are Green Parties pursuant to Section 4.1.1 hereof, and the managing underwriters determine that the aggregate number of securities which all Selling Holders, the Company and all Other Holders propose to include in such registration exceeds the maximum number of securities that can reasonably be expected to be sold within the price range acceptable to the Company and the Green Parties, the Company will include the securities proposed to be included in such registration in the same priority as is specified in Section 4.1.3 above.

(c) Other Holders’ Registration. If the registration is an underwritten secondary registration on behalf of any of Other Holders pursuant to demand registration rights arising from a document other than this Agreement and the managing underwriters determine in good faith that the aggregate number of securities which all Selling Holders, the Company and all Other Holders propose to include in such registration exceeds the maximum number of securities that can reasonably be expected to be sold within the price range acceptable to the Other Holders, the Company will include in such registration, first, the securities to be sold for the account of the Other Holders demanding registration (but only to the extent such Other Holders are entitled to demand inclusion thereof pursuant to demand registration rights), second, any securities to be sold for the account of the Company, and third, the Registrable Shares of such Selling Holders and other securities to be sold for the account of the Selling Holders and Other Holders entitled and electing to include such securities in such registration, pro rata among all such Selling Holders and Other Holders, taken together, on the basis of the number of Registrable Shares or other securities of the Company requested to be included by all Selling Holders and Other Holders (it being agreed and understood, however, that such managing underwriter(s) shall have the right, as a result of such cutbacks, to eliminate entirely the participation therein of all such Selling Holders and all Other Holders with respect to any securities they are not entitled to demand be included pursuant to demand registration rights.

(d) Underwriters. Except in the case of a Demand Registration, the securities proposed to be registered and sold for the account of any Selling Holder pursuant to a piggyback registration shall be sold to prospective underwriters selected or approved by the Company, and on the terms and subject to the conditions of one or more underwriting agreements negotiated between the Company, the Green Parties, if any, and/or Other Holders demanding registration and such prospective underwriters. The Selling Holders shall be permitted to withdraw all or a part of the securities held by such Selling Holders which were to be included in such piggyback registration at any time prior to the effective date of such registration. The Company may withdraw any registration statement for such registration at any time before it becomes effective, or postpone the offering of securities, without obligation or liability to any Selling Holder participating on a piggyback basis.

4.3. Registration Statement.

(a) In connection with any registration of securities under the Securities Act pursuant to this Agreement, the Company will furnish each Selling Holder and each underwriter, if any, with a copy of the registration statement and all amendments thereto and will supply each such Selling Holder with copies of any prospectus included therein (including a preliminary prospectus and all amendments and supplements thereto), in each case including all exhibits, and such other documents as may be reasonably requested, in such quantities as may be reasonably necessary for the purposes of the proposed sale or distribution covered by such registration. The Company hereby consents to the use in accordance with all applicable law of each such registration statement (or amendment or post-effective amendment thereto) and each such prospectus (or preliminary prospectus or supplement thereto) by each such Selling Holder and the underwriters, if any, in connection with the offering and sale of the securities covered by such registration statement or prospectus. The Company shall not, however, be required to maintain the registration statement relating to a Demand Registration and to supply copies of a prospectus for a period beyond the Demand Period, and, at the end of such period, the Company may deregister any securities covered by such registration statement and not then sold or distributed. In connection with any such registration, the Company will, at the request of the managing underwriter with respect thereto (or at the request of the Green Parties, if not an underwritten offering) use its reasonable best efforts to register or qualify such securities for sale under the securities laws of such states as is reasonably requested to permit the distribution of such securities and to use its reasonable efforts to keep each such registration or qualification effective during the period such registration statement is required to be kept effective and to do such other acts or things reasonably necessary to enable the disposition in such jurisdictions of the securities covered by the applicable registration statement in accordance with applicable “blue sky” securities laws of such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereof to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or become subject to taxation in any jurisdiction.

(b) In connection with any offering of securities registered pursuant to this Agreement, the Company shall (i) furnish each Selling Holder, at the Company’s expense at least three (3) business days prior to the sale of any securities to the underwriters, unlegended certificates in a form eligible for deposit with The Depository Trust Company representing ownership of the securities sold pursuant to the registration statement, in such denominations and registered in such names as any managing underwriter or such Selling Holder shall reasonably request, and (ii) instruct the transfer agent and registrar of the Company’s securities to release any stop transfer orders with respect to the securities so sold.

4.4. Registration Procedures. In connection with the Company’s obligations to effect a registration pursuant to Sections 4.1 and 4.2 (but subject to the last sentence of Section 4.2.2(d) and provided that any time periods set forth in this Section 4.4 regarding effective periods and the like shall apply only in the event of a Demand Registration), the Company will as expeditiously as is reasonably practicable:

(i) in the case of a Demand Registration, prepare and file with the Commission a registration statement on a form available for the sale of the securities by the Holders thereof in accordance with the intended method or methods of distribution thereof and use its commercially reasonable efforts to cause each such registration statement to become and remain effective; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference) and, whether or not filed pursuant to Section 4.1 or 4.2, the Company will furnish to the Holders of the securities covered by such registration statement and the underwriters, if any, and any attorney, accountant or other agent retained by the Holders of securities covered by such registration statement, copies of all such documents proposed to be filed, which documents will be subject to the review and comment of such Holders, such counsel and underwriters, if any. The Company will not file any registration statement or any amendment thereto or any prospectus or any supplement thereto in connection with a Demand Registration pursuant to Section 4.1.1 (including such documents incorporated by reference and proposed to be filed after the initial filing of the registration statement) to which the Holders of a majority of the securities covered by such registration statement or the underwriters, if any, shall reasonably and timely object;

(ii) prepare and file with the Commission such amendments and post-effective amendments to such registration statement and such supplements to the prospectus used in connection therewith as may be necessary to keep such registration statement effective (to the extent otherwise required by this Agreement) and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of (A) such time as all such securities have been disposed of by seller or sellers thereof set forth in such registration statement in accordance with the intended methods of disposition and (B) the expiration of the Demand Period (in the case of a Demand Registration); provided, however, that the only remedy for any failure to keep the registration statement so effective shall be as set forth in Section 4.1.2; provided, further that the Company will have no obligation to a Selling Holder participating on a “piggyback” basis in a registration statement to keep such registration statement effective for a period for more than one hundred and twenty (120) days from the effective date of such registration statement;

(iii) cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. (the “NASD”);

(iv) notify each Selling Holder and any managing underwriter promptly (and in any event within three (3) business days):

(A) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and with respect to the registration statement or any post-effective amendment, when the same has become effective;

(B) of any request by the Commission or any other federal or state governmental authority for any amendments or supplements to the registration statement or the prospectus or for additional information;

(C) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose;

(D) if, at any time prior to the closing contemplated by an underwriting agreement or other such agreement entered into in connection with such registration statement, the representations and warranties of the Company contained in such agreement cease to be true and correct;

(E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(F) of the happening of any event which makes any statement made in the registration statement, the prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or which requires changes in the registration statement, the prospectus, or any document incorporated therein by reference in order to make the statements therein not misleading; and

(G) of the Company’s reasonable determination that a post-effective amendment to a registration statement would be required;

(v) make commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of the registration statement or any order preventing or suspending the use of a prospectus or suspending the qualification of any of the Registrable Shares included therein for sale in any jurisdiction (subject to the proviso at the end of the penultimate paragraph of Section 4.3(a)), and, in the event of the issuance of any stop order suspending the effectiveness of the registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Shares included in such registration statement for sale in any jurisdiction (subject to the proviso at the end of the penultimate paragraph of Section 4.3(a)), the Company will use its best efforts to promptly obtain the withdrawal of any such order;

(vi) furnish each Selling Holder and any managing underwriter without any additional charge, one signed copy of the registration statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(vii) as promptly as reasonably practicable, if required, based on the advice of the Company’s counsel, or upon the occurrence of any event contemplated by Section 4.4(iv)(F), prepare and file a supplement or post-effective amendment to the registration statement, the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(viii) cause all securities covered by the registration statement to be listed on each securities exchange on which identical securities issued by the Company are then listed if requested by the Green Parties;

(ix) provide and cause to be maintained a transfer agent and registrar for all securities covered by such registration statement by the effective date of such registration statement;

(x) use its best efforts to provide a CUSIP number for the securities by the effective date of the registration statement;

(xi) use its best efforts to (a) obtain opinions of counsel to the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to any managing underwriter, and not reasonably objected to by the Green Parties), and updates thereof addressed to the Selling Holders, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the underwriters, if any; and (b) obtain “cold comfort” letters and updates thereof from the Company’s independent certified public accountants addressed to such Selling Holders (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the registration statement). Such “cold comfort” letters shall be in customary form and cover matters customarily covered in “cold comfort” letters from accountants in connection with underwritten offerings and such other matters as the underwriters, if any, or the Green Parties, may reasonably request. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder or, if not an underwritten offering, as otherwise reasonably requested by the Green Parties;

(xii) make available for inspection by a representative of the Selling Holders and any attorneys or accountants retained by such Holders (and, to the extent reasonably requested, furnish copies), in connection with the preparation of a registration statement pursuant to this Agreement, all financial and other records and pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representatives, attorneys or accountants in connection with such registration; provided, however, that any records, information or documents that are designated as confidential by the Company in writing shall be kept confidential by such persons unless disclosure of such records, information or documents is required by court or administrative order or under applicable law; provided, further, that, without limiting the foregoing, no such confidential information shall be used by any such Person in connection with any market transactions in securities of the Company or its subsidiaries in violation of law;

(xiii) enter into such agreements reasonably requested (including, as applicable, an underwriting agreement in form, scope and substance as is customary in underwritten secondary offerings and is reasonably satisfactory to the Company) and take all such other customary and reasonable actions in connection therewith (including those requested by the managing underwriters) in order to expedite or facilitate the disposition of the securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

(a) make such representations and warranties to the Holders of securities included in the registration statement and the underwriters, if any, with respect to the business of the Company and the registration statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters and stockholders in underwritten offerings and confirm the same, if and when reasonably requested; and

(b) deliver such documents and certificates as may be reasonably requested by the Green Parties to evidence compliance with clause (a) above and with any provisions contained in the underwriting agreement or other similar agreement entered into by the Company;

The above shall be done at each closing under such underwriting or similar agreement or as and, if not an underwritten offering, to the extent otherwise reasonably requested by the Holders of a majority of the securities being sold pursuant to the registration statement;

(xiv) (a) if so required by the managing underwriter in an underwritten offering of securities covered by a registration statement filed pursuant to Section 4.1 or 4.2 hereof, not publicly or privately sell, make any short sale of, loan, grant any option, effect any public sale or distribution of or otherwise dispose of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the ten (10) days prior to and the one hundred eighty days (180) days after any underwritten registration pursuant hereto has become effective, except as part of such underwritten registration and except pursuant to any exchange offer or registrations on Form S-4 or S-8 or any successor or similar forms thereto, except that the Company may make grants of options under its stock option plans and may issue securities issuable upon the exercise or conversion of outstanding convertible securities, stock options and other options, warrants and rights of the Company and (b) if requested, use reasonable efforts to cause each director, officer and holder of ten percent (10%) or more of the securities of the same class as the securities included in any underwritten registration pursuant to Section 4.1 hereof, or any securities convertible into or exchangeable or exercisable for such securities, in each case purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public or private sale or distribution or otherwise dispose of any such securities (including sales pursuant to Rule 144 promulgated under the Act) during the ten (10) days prior to and the one hundred eight days (180) days after any underwritten registration pursuant hereto has become effective (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree;

(xv) if requested, furnish each Selling Holder with a copy of the registration statement (together with the Exhibits thereto) and each amendment thereto prior to the filing thereof with the Commission;

(xvi) if requested by any managing underwriter or a Holder of securities being sold, (A) promptly incorporate in a prospectus, supplement or post-effective amendment such information as any such managing underwriter and the Holders of the securities being sold reasonably request to be included therein relating to the sale of the securities, including, without limitation, information with respect to the number of securities being sold to underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the securities to be sold in such offering, and (B) make all required filings of such prospectus, supplement or post-effective amendment promptly following notification of the matters to be incorporated in such supplement or post-effective amendment;

(xvii) upon the occurrence of any event that would cause a shelf registration statement (A) to contain a material misstatement or omission or (B) to be not effective and usable for resale of securities during the Demand Period, the Company shall promptly file an amendment to such shelf registration statement, in the case of clause (A), correcting any such misstatement or omission and, in the case of either clause (A) or (B), use its commercially reasonable efforts to cause such amendment to be declared effective and such shelf registration statement to become usable as soon as reasonably practicable thereafter;

(xviii) otherwise use its best efforts to (A) comply with all applicable rules and regulations of the Commission and to take all other steps reasonably necessary to effect the registration of the securities covered by the registration statement contemplated hereby, and (B) make available to its Stockholders an earnings statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Act) no later than forty-five (45) days after the end of any twelve-month (12) period (or ninety (90) days after the end of any twelve-month (12) period if such period is a fiscal year) (or in each case within such extended period of time as is permitted by the Commission for filing the applicable report with the Commission) (x) commencing at the end of any fiscal quarter in which securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (y) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said twelve-month periods; and

(xix) in connection with any underwritten offering, cooperate with all marketing efforts reasonably requested by the managing underwriter or managing underwriters in connection with the sale of the securities, including, without limitation, participating in a reasonable number of road-show presentations and other marketing activity by Individual Stockholders and other employees of the Company requested by such underwriter or underwriters; provided, however, that the scheduling of the road-show presentations shall be set in consultation with the Company and will not require the Company’s involvement at any time or place to which the Company has a reasonable objection.

4.5 Holdback Agreements; Restrictions on Public Sale by Holders of Registrable Shares. Each Holder of Registrable Shares (whether or not such Registrable Shares are covered by a Registration Statement filed pursuant to Section 4.1 or 4.2 hereof) and the Company (only in the event of a Demand Registration in accordance with Section 4.1) agrees, if timely requested in writing by the managing underwriter or underwriters in an underwritten offering, not to effect any public sale or distribution of any of the Company’s securities, including a sale pursuant to Rule 144 (except as part of such underwritten offering), during the period beginning ten (10) days prior to, and ending one hundred eighty (180) days after, the closing date of the underwritten offering made pursuant to such Registration Statement.

4.6 Registration Expenses. Except as otherwise required by state securities laws or the rules and regulations promulgated thereunder, all expenses, disbursements and fees incurred by the Company in connection with carrying out its obligations under this Article 4 will be borne by the Company regardless of whether a registration statement becomes effective, including but not limited to:

(a) the reasonable and documented fees and expenses of one counsel for the Selling Holders (which counsel shall be selected by the Green Parties if they are Selling Holders and if not, by holders of a majority of the Registrable Securities included in the registration);

(b) all registration, filing fees and expenses (including fees with respect to filings made with the NASD, including, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel, as may be required by the rules and regulations of the NASD;

(c) fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel for the underwriters or Selling Holders in connection with blue sky qualifications of the Registrable Shares and determinations of their eligibility for investment under the laws of such jurisdiction as the managing underwriters or the Green Parties may designate, subject to the proviso to the last sentence of the penultimate paragraph of Section 4.3);

(d) printing expenses (including printing certificates for the Registrable Shares to be sold and the registration statements and prospectuses), messenger and delivery expenses, duplication, word processing, and telephone expenses;

(e) fees and disbursements of counsel for the Company; and

(f) fees and disbursements of all independent certified public accountants of the Company incurred in connection with such registration (including the expenses of any special audit and “cold comfort” letters incident to such registration) and fees and disbursements of underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Shares) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”).

The Company will, in any event, pay its internal expenses (including, without limitation), all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review, the fees and expenses of any Person, including special experts, retained by the Company, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system. Notwithstanding the foregoing provisions of this Section 4.6, each Selling Holder shall pay (i) all costs and expenses of counsel (other than the counsel costs referred to in clause (a) above), accounting or financing professionals retained by such Selling Holder, (ii) all underwriting discounts, commissions, fees and expenses and all transfer taxes with respect to the Shares sold by such Selling Holder, and (iii) all other expenses incurred by such Selling Holder and incidental to the sale and delivery of the Shares to be sold by such Holder.

4.7 Conditions to Holder’s Rights. It shall be a condition of each Selling Holder’s rights hereunder that:

4.7.1 Cooperation. Such Selling Holder shall cooperate with the Company by supplying information and executing documents relating to such Selling Holder or the securities of the Company owned by such Selling Holder in connection with such registration that are customary for offerings of this type (including agreeing to sell such Selling Holder’s Registrable Shares on the basis provided in any underwriting arrangements containing customary terms reasonably satisfactory to such Selling Holder)

4.7.2 Undertakings. Such Selling Holder shall enter into any undertakings and take such other action relating to the conduct of the proposed offering that the Company or the underwriters may reasonably request as being necessary to insure compliance with federal and state securities laws and the rules or other requirements of the NASD or which the Company or the underwriters may reasonably request to otherwise effectuate the offering; and

4.7.3 Indemnification. Such Selling Holder shall execute and deliver an agreement to indemnify and hold harmless to the fullest extent permitted by law the Company, each of its directors, each of its officers who has signed the registration statement, any underwriter (as defined in the Securities Act), and each person, if any, who controls the Company or such underwriter within the meaning of the Securities Act, against such losses, claims, damages or liabilities (including reimbursement for legal and other expenses) to which the Company or any such director, officer, underwriter or controlling person may become subject under the Securities Act or otherwise, in such manner as is customary for registrations of the type then proposed (and in scope and substance substantially equivalent to the indemnification obligations described in Section 4.8.2 below), but only with respect to written information about or pertaining to such Selling Holder furnished by such Selling Holder for inclusion in the Registration Statement.

4.8 Indemnification.

4.8.1 Indemnification by the Company. In the case of any offering registered pursuant to this Agreement, the Company agrees to indemnify to the fullest extent permitted by law and hold harmless each Selling Holder, each affiliate of such Selling Holder and each director, officer, agent, representative, principal, partner, member and employee of such Selling Holder and its affiliates, each Person who controls each Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the directors, officers, agents or employees of each such controlling person (each or all of the foregoing, as the context requires, the “Seller Indemnified Persons”) against any and all losses, claims, damages, liabilities, actions (including reasonable and documented costs (including, without limitation, costs of preparation and reasonable attorneys’ fees and disbursements) and expenses, including reasonable expenses of investigation) (collectively “Losses”) to which any such Seller Indemnified Persons may become subject under the Securities Act or any other statute or common law or otherwise, insofar as any such Losses shall arise out of, be caused by or shall be based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale of the Registrable Shares covered thereby, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus (as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereof), if used prior to the effective date of such registration statement, or contained in the prospectus (as amended or supplemented if the Company shall have filed with the Commission any amendment, thereof or supplement thereof, including the information deemed part of such registration statement pursuant to Rule 430A promulgated under the Securities Act), if used within the period during which the Company shall be required to keep the registration statement to which such prospectus relates current pursuant to the terms of this Agreement, or the omission or alleged omission to state therein (if so used) a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement contained in this Section 4.8.1 shall not apply to such Losses which shall arise from the sale of Registrable Shares to any Person if such Losses shall arise out of, shall be caused by or shall be based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, (i) if such statement or omission shall have been made in reliance upon and in conformity with information furnished in writing to the Company by a Selling Holder who is a Seller Indemnified Person specifically for use in connection with the preparation of the registration statement or any preliminary prospectus or prospectus contained in the registration statement or any such amendment thereof or supplement thereto; (ii) if such untrue statement or omission was made in any preliminary prospectus to the extent that (a) the prospectus corrected such untrue statement or such omission and (b) the Selling Holder who is a Seller Indemnified Person was legally required to and failed to send or deliver a copy of the prospectus with or prior to the delivery of written confirmation of the sale by such Selling Holder to the Person asserting the claim from which such Losses arise; or (iii) if any such Losses arise out of, are caused by or are based upon an untrue statement or omission in the prospectus, to the extent that (a) such untrue statement or omission is corrected in an amendment or supplement to the prospectus and (b) having previously been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented, such Selling Holder who is a Seller Indemnified Person was legally required to and thereafter fails to deliver such prospectus as so amended or supplemented, prior to or concurrently with the sale of Registrable Shares to the Person asserting the claim from which such Losses arise and the Company timely made the prospectus available to such Selling Stockholder in accordance with this Agreement. This indemnity shall be in addition to any other indemnification arrangements to which the Company may otherwise be a party.

4.8.2 Indemnification by Holders of Registrable Shares. Each Selling Holder agrees to indemnify to the fullest extent permitted by law and hold the Company, its directors, officers, agents, representatives and employees, each Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the directors, officers, agents, representatives or employees of such controlling persons harmless against any and all Losses arising out of, caused by or based upon any untrue statement of a material fact contained in any registration statement, prospectus or form of prospectus, or arising out of, caused by or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of the preliminary prospectus and the prospectus, in each case, including amendments or supplements, in light of the circumstances in which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such Selling

Holder to the Company expressly for use in such registration statement or prospectus; provided, however, that the obligation to indemnify will be several and not joint and in no event shall the liability of any Selling Holder hereunder be greater in amount than the dollar amount of the proceeds (net of the payment of underwriting discounts and commissions payable by such Selling Holder) received by any such Selling Holder upon the sale of the Registrable Shares giving rise to such indemnification obligation. The Company and the Selling Holders shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution to the same extent as provided above with respect to information so furnished in writing by such Persons expressly for use in any prospectus or registration statement.

4.8.3 Conduct of Indemnification Proceedings. Any Person entitled to indemnity under this Agreement (an “Indemnified Party”) shall give prompt written notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the failure so to notify the Indemnifying Party shall not relieve the indemnifying party from any obligation or liability, except to the extent that the Indemnifying Party has been prejudiced materially by such failure. The Indemnifying Party shall have the right to assume the defense of any such claim or proceeding at the Indemnifying Party’s expense, with counsel reasonably satisfactory to such Indemnified Party, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding; provided, however, that under such circumstances an Indemnified Party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, at the expense of such Indemnified Party, unless: (a) the Indemnifying Party agrees to pay such fees and expenses; or (b) the Indemnifying Party fails promptly to assume the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party; or (c) the Indemnified Party shall have been advised by counsel that (i) there may be one or more material defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party or its affiliates, or (ii) a conflict of interest likely exists if such counsel represents such Indemnified Party and such Indemnifying Party or its affiliate. If such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party as specified above, the Indemnifying Party shall not have the right to assume the defense thereof, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or proceeding, or separate but substantially similar or related claims or proceedings arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel which such counsel shall be designated by the Indemnified Party and be reasonably acceptable to the Indemnifying Party) at any time for such Indemnified Party, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the Indemnifying Party, no Indemnifying Party will be subject to any liability for any settlement made without its consent (which consent shall not be unreasonably withheld). The Indemnifying Party shall not consent to entry of any judgment or settle or compromise any pending or threatened claim, action or proceeding, unless it contains as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release, in form and substance satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder.

The Indemnifying Party’s liability to any Indemnified Party hereunder shall not be extinguished solely because any other Indemnified Party is not entitled to indemnity hereunder.

4.8.4 Contribution.

(a) If the indemnification provided for in this Section 4.8 is unavailable to an Indemnified Party in respect of any Losses or is insufficient to hold such Indemnified Party harmless, then, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act, each applicable Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations appropriate under the circumstances. The relative fault of such Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact or omission to state a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information concerning the matter with respect to which the claim was asserted and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

(b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.8.4 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 4.8.4, no Indemnifying Party that is a Selling Holder shall be required to contribute any amount in excess of the amount by which the net proceeds received by such Selling Holder from the sale of Registrable Shares exceeds the amount of any damages that such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(c) The indemnity and contribution agreements contained in this Section 4.8 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

4.8.5 Underwriting Agreement to Govern. At such time as an underwriting agreement with respect to a particular underwriting is entered into, the terms of any such underwriting agreement shall govern with respect to the matters set forth therein to the extent inconsistent with this Section 4.8; provided, however, that the indemnification provisions of such underwriting agreement as they relate to Selling Holders are customary for registrations of the type then proposed and provide for indemnification by such Selling Holders only with respect to written information furnished by such Selling Holders for inclusion in the registration statement for such offering.

4.9 Rule 144. Following a Public Offering Date, the Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and will take such further action as any Holder of Registrable Shares may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any Holder of Registrable Shares, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

4.10 Limitation on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company which would provide such holder or prospective holder registration rights preferential or superior to those accorded the Green Parties hereunder; provided, however, the execution or agreement to be bound by this Agreement by any permitted Transferee of Shares owned by the Green Parties hereunder shall not be deemed to violate this Agreement.

ARTICLE 5. Representations and Warranties

5.1 Representations and Warranties of the Company. The Company represents and warrants to the Stockholders as follows:

5.1.1 Organization. It is a corporation duly organized and validly existing under the laws of the State of Delaware;

5.1.2 Authority. It has full corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby;

5.1.3 Binding Obligation. The execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on its part, and this Agreement constitutes its binding obligation, enforceable against it in accordance with its terms, except insofar as enforceability may be limited by bankruptcy, insolvency, moratorium or other laws which may affect creditors rights and remedies generally and by principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and

5.1.4 No Conflict. The execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (a) violate any provision of law, statute, rule or regulation to which it is subject, (b) violate any order, judgment or decree applicable to it, or (c) conflict with, or result in a breach or default under, any term or condition of its certificate or articles of incorporation or its by-laws or any material agreement or other material instrument to which it is a party or by which it or its property is bound.

5.2 Representations and Warranties of the Stockholders. Each of the Stockholders represents and warrants to each other and to the Company as follows:

5.2.1 Organization. If it is an entity, it is a corporation, limited partnership, limited liability company or other entity duly organized and validly existing under the laws of its respective state of organization;

5.2.2 Authority. It has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby;

5.2.3 Binding Obligation. The execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary action on its part, and this Agreement constitutes its binding obligation, enforceable against it in accordance with its terms, except insofar as enforceability may be limited by bankruptcy, insolvency, moratorium or other laws which may affect creditors’ rights and remedies generally and by principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and

5.2.4 No Conflict. The execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which it is subject, (ii) violate any order, judgment or decree applicable to it, or (iii) conflict with, or result in a breach or default under, any term or condition of its certificate of incorporation, bylaws, trust, partnership agreement, operating agreement or equivalent governing document or any material agreement or other material instrument to which it is a party or by which it or its property is bound.

5.2.5 No Intent to Transfer. Except as permitted by Section 2.4 and Article 3, there is not any present plan or intention on the part of such Stockholder to sell, exchange or otherwise dispose of the Shares owned or held by such Stockholder after the Acquisition.

ARTICLE 6. Termination of Agreement

Subject to the next succeeding sentence, this Agreement shall terminate ten (10) years from the date of this Agreement (the “Termination Date”). The provisions of Article 3 of this Agreement and the provisions of Sections 2.3 through 2.10 (other than Section 2.8) of this Agreement shall terminate immediately prior to any Public Offering Date which occurs prior to the Termination Date. In addition, (i) the provisions of Article 3 shall terminate on the date the Green Parties cease to collectively own at least 50% of the Common Shares owned by the Green Parties on the date hereof and (ii) the provisions of Section 2.8 shall terminate on the date that any person or group (within the meaning of Rule 13d-5 of the Exchange Act) owns a percentage of the Common Shares greater than the percentage of Common Shares owned by the Green Parties on such date.

ARTICLE 7. General

7.1 Recapitalization, Exchanges, Etc., Affecting the Shares. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (a) the Shares and any option, right or warrant to acquire Shares, and (b) any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution for any Shares, by combination, recapitalization, reclassification, merger, consolidation or otherwise. To the extent a provision of this Agreement addresses solely Common Stock, Shares shall only mean securities into which such Common Stock is converted. In the event of any change in the capitalization of the Company, as a result of any stock split, stock dividend or stock combination, the provisions of this Agreement shall be deemed appropriately adjusted.

7.2 Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that, in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy of law. Any such person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

7.3 Notices. All notices, requests, demands or other communications required or permitted hereunder shall be in writing and shall be made by hand delivery (deemed given upon receipt), or by certified mail return receipt requested (deemed given upon execution of such return receipt), addressed to a Stockholder and the Company at the address set forth below such person’s or entity’s signature. Any party may change its address for notice by notice to each Stockholder and the Company in accordance with the foregoing. No objection may be made to the method of delivery of any notice actually and timely received.

7.4 Legend. In addition to any other legend which may be required by applicable law, each share certificate representing Shares which are subject to this Agreement shall have endorsed, to the extent appropriate, upon its face the following words:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY JURISDICTION. SUCH SHARES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SHARES THAT IS EFFECTIVE UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAW, OR (II) ANY EXEMPTION FROM REGISTRATION UNDER SUCH ACT, OR APPLICABLE STATE SECURITIES LAW, RELATING TO THE DISPOSITION OF SHARES, INCLUDING RULE 144, PROVIDED AN OPINION OF COUNSEL IS FURNISHED TO THE COMPANY, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND/OR APPLICABLE STATE SECURITIES LAW IS AVAILABLE.

IN ADDITION, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER COMPLIES WITH THE PROVISIONS OF A STOCKHOLDERS AGREEMENT DATED AS OF             , 2005 (AS THE SAME MAY BE AMENDED FROM TIME TO TIME, THE “STOCKHOLDERS AGREEMENT”), A COPY OF WHICH IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY. NO TRANSFER OF THE SHARES WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH STOCKHOLDERS AGREEMENT. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO OTHER RIGHTS AND OBLIGATIONS, INCLUDING VOTING AGREEMENTS, AS SET FORTH IN THE STOCKHOLDERS AGREEMENT.

7.5 Transferees Bound. All Shares owned by a Transferee shall, subject to the terms of Section 2.3 of this Agreement, for all purposes be subject to the terms of this Agreement, whether or not such Transferee has executed a consent to be bound by this Agreement. The foregoing shall not apply in the case of any Shares acquired by a Transferee pursuant to a sale of Shares pursuant to an effective registration statement under the Securities Act or, except for sales to an affiliate of the Company or sales made prior to a Public Offering Date, pursuant to Rule 144.

7.6 Amendment; Waiver.

(a) This Agreement may be amended, modified, supplemented or terminated only by a written instrument signed by each of (i) the Company, (ii) GCP and (iii) Stockholders holding a majority of the Registrable Individual Shares, on a fully-diluted basis. Notwithstanding the foregoing, no provision of this Agreement may be waived, amended, supplemented, discharged or terminated in a manner materially adverse to a Stockholder without the consent of the party against whom enforcement of any such amendment, waiver, discharge or termination is sought if any such action affects such Stockholder disproportionately from all other similarly situated Stockholders. No provision of this Agreement may be waived orally, but only by a written instrument signed by the party against whom enforcement of such waiver is sought. Stockholders shall be bound from and after the date of the receipt of a written notice from the Company setting forth such amendment or waiver by any consent authorized by this Section, whether or not the Shares shall have been marked to indicate such consent; no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

(b) Notwithstanding the foregoing, if the registration requirements under the Securities Act are amended or eliminated to accommodate a “company registration” or similar approach, this Agreement shall be deemed amended to the extent necessary to reflect such changes and the intent of the parties hereto with respect to the benefits and obligations of the parties, and in such connection, the Company shall use reasonable efforts to provide Holders of Registrable Shares equivalent benefits to those provided under this Agreement.

7.7 Additional Documents. Each party hereto agrees to execute any and all further documents and writings within its powers and to perform such other actions which may be or become necessary or expedient to effectuate and carry out this Agreement.

7.8 No Third-Party Benefits. Except as provided in Sections 4.8.3 and 4.9, none of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third-party beneficiary.

7.9 Successors and Assigns. Subject to the terms hereof, this Agreement shall be binding upon and shall inure to the benefit of the Stockholders, and their respective successors and permitted assigns; provided, however, (i) neither this Agreement nor any rights or obligations hereunder may be transferred by the Company and (ii) no rights or obligations of any Stockholder under this Agreement may be assigned except that any Stockholder may transfer its rights and obligations hereunder, in whole or in part, in connection with a Transfer of Shares made in compliance with all of the provisions of this Agreement.

7.10 Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein; provided, however, that the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such invalid, illegal or unenforceable term, provision, covenant or restriction.

7.11 Integration. This Agreement, together with the Contribution Agreement, contains the entire understanding of the parties hereto and thereto, as applicable, with respect to the collective subject matter of such agreements. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof and thereof other than those expressly set forth or referred to herein and thereof. This Agreement and such other agreements supersede all prior agreements and understandings between the parties with respect to such subject matter.

7.12 Governing Law. THE RIGHTS AND LIABILITIES OF THE PARTIES SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE CHOICE OF LAWS PROVISIONS OF SUCH STATE OR ANY OTHER JURISDICTION.

7.13 Attorneys’ Fees. Should any litigation or arbitration be commenced (including any proceedings in a bankruptcy court) between or among the parties hereto or their representatives concerning any provision of this Agreement or the rights and duties of any person or entity hereunder, the party or parties prevailing in such proceeding shall be entitled, in addition to such other relief as may be granted, to the reasonable attorneys’ fees and court costs incurred by reason of such litigation or arbitration.

7.14 Headings. The headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Agreement or of any particular Section.

7.15 Information for Notices. No Stockholder (other than a Stockholder as of the date of this Agreement with respect to the Shares held as of such date) shall hold any of its Shares in nominee name unless it otherwise provides the Company with its name and address and other information reasonably requested by the Company in order to establish such Stockholder’s particular status under this Agreement (e.g., Green Party, Individual Related Party, etc.).

7.16 Counterparts. This Agreement may be executed by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.17 Consent to Jurisdiction. Each Stockholder agrees that any proceeding arising out of or relating to this Agreement or the breach or threatened breach of this Agreement may be commenced and prosecuted in a court in the State of Delaware. Each Stockholder hereby irrevocably and unconditionally consents and submits to the non-exclusive personal jurisdiction of any court in the State of Delaware in respect of any such proceeding. Each Stockholder consents to service of process upon it with respect to any such proceeding by registered mail, return receipt requested, and by any other means permitted by applicable laws and rules. Each Stockholder waives any objection that it may now or hereafter have to the laying of venue of any such proceeding in any court in the State of Delaware and any claim that it may now or hereafter have that any such proceeding in any court in the State of Delaware has been brought in an inconvenient forum.

7.18 No Inconsistent Agreements. The Company will not hereafter enter into any agreements with respect to its securities which are inconsistent with or violate in any material respects the provisions in this Agreement.

7.19 Certain Distributions Exempt. Notwithstanding anything to the contrary contained in this Agreement, any distribution of Shares by the Green Parties or any other Green Party to its equity participants in accordance with the terms of its limited partnership agreement, operating agreement or other governing agreement or instrument (other than a Transfer for separate consideration) shall be exempt from the terms and conditions of this Agreement, except that the Persons receiving the Shares in connection with any such distribution shall be bound on a going-forward basis by the terms and conditions of this Agreement. For example, and not by way of limitation, any such distribution shall not trigger any of the “tag-along” rights set forth in Section 2.4.

7.20 Certain Limitations. Notwithstanding anything to the contrary contained in this Agreement, prior to the issuance or sale of any shares of the Company’s capital stock pursuant to an effective registration statement under the Securities Act, the Company shall not be required to register any transfer of Shares on the Company’s books if in the reasonable, good faith judgment of the Company, registering such transfer would cause the Company to become subject to registration pursuant to the Exchange Act.

7.21 Additional Stockholders. Prior to issuing any options or shares of Common Shares or Preferred Shares or other right exercisable for or convertible into Common Shares or Preferred Shares, and as a condition to the receipt thereof, the Company shall require the recipient to execute and deliver a duplicate counterpart of this Agreement or an instrument of joinder hereto and such recipient shall become a Stockholder for all purposes hereof.

7.22 Approval of Management Services Agreement by Stockholders. Each of the Stockholders (solely in its capacity as a Stockholder), by such Stockholder’s execution of this Agreement, hereby approves and acknowledges the Management Services Agreement to be entered into between the Company and Leonard Green & Partners L.P., dated as of the date hereof, the description of which is attached hereto as Exhibit A.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first set forth above.

LESLIE’S POOLMART, INC.

By:	/s/ Donald J. Anderson
Name:	Donald J. Anderson
Title:	EVP & CFO

GCP CALIFORNIA FUND, L.P.

By:	GCP California Capital, LLC
Its General Partner

	By:	/s/ John Baumer
Name:
	Title:	Manager

LESLIE’S COINVESTMENT LLC

By:	LEONARD GREEN & PARTNERS, L.P.
Its Manager

	By:	LGP Management, Inc.
Its General Partner

		By:	/s/ John Baumer
Name:
		Title:	Vice President

INVESTOR HOLDERS:

/s/ Michael Fourticq
Michael Fourticq

MANAGEMENT PARTIES:

/s/ Lawrence Hayward
Lawrence Hayward

/s/ Marv Schutz
Marv Schutz

/s/ Mike Hatch
Mike Hatch

/s/ Rick Carlson
Rick Carlson

/s/ Janet McDonald
Janet McDonald

/s/ Larry Peck
Larry Peck

/s/ John Kelly
John Kelly

/s/ Bill Hicks
Bill Hicks

/s/ Bill Rutherford
Bill Rutherford

/s/ Mark Lum
Mark Lum

/s/ Dwight Groth
Dwight Groth

/s/ Joanne Franey
Joanne Franey

/s/ Mark Marcano
Mark Marcano

/s/ Marie Sousa
Marie Sousa

/s/ Rob Peterson
Rob Peterson

/s/ Jim Iacobazzi
Jim Iacobazzi

/s/ Len Tamboer
Len Tamboer

/s/ Mark McQuivey
Mark McQuivey

/s/ Eric Chin
Eric Chin

/s/ Kristi White
Kristi White

/s/ Kean Corrigan
Kean Corrigan

/s/ David Small
David Small

/s/ Stephanie Sassenberg
Stephanie Sassenberg

/s/ Tabatha Gordon
Tabatha Gordon

/s/ Adam Kaminitz
Adam Kaminitz

/s/ Brook Hicks
Brook Hicks

/s/ Tim Kelly
Tim Kelly

/s/ Brian Agnew
Brian Agnew

/s/ Mark Sweeney
Mark Sweeney

/s/ Brad Smith
Brad Smith

/s/ Mike Burns
Mike Burns

/s/ Rick Sawin
Rick Sawin

SCHEDULE 1

Management Parties

Lawrence Hayward

Donald Anderson

Marv Schutz

Mike Hatch

Rick Carlson

Janet McDonald

Larry Peck

John Kelly

Bill Hicks

Bill Rutherford

Mark Lum

Dwight Groth

Joanne Franey

Mark Marcano

Marie Sousa

Rob Peterson

Jim Iacobazzi

Len Tamboer

Mark McQuivey

Eric Chin

Kristi White

Kean Corrigan

David Small

Stephanie Sassenberg

Tabatha Gordon

Adam Kaminitz

Brook Hicks

Tim Kelly

Brian Agnew

Mark Sweeney

Brad Smith

Mike Burns

Rick Sawin

Schedule 1

EXHIBIT A

The Management Services Agreement will provide that the Company will pay Leonard Green & Partners, L.P. (“LGP”) an annual fee of $1.0 million for ongoing management, consulting and financial services. In addition, the Management Services Agreement will provide that LGP may provide Leslie’s with financial advisory or investment banking services in connection with major financial transactions, and LGP will be paid a customary fee for such services. The Management Services Agreement will terminate on the earlier of (a) the tenth anniversary of its execution; provided that the agreement will automatically extend for one year periods thereafter unless either Leslie’s or LGP gives the other three months prior notice of termination, (b) the consummation of a change of control, including the date that LGP affiliates hold 40% or less of Leslie’s shares and (c) the consummation of a public offering of Leslie’s common stock in an aggregate offering amount of at least $50 million or as a result of which at least 15% of Leslie’s shares of common stock is publicly traded. In the event of bankruptcy, liquidation, insolvency or winding-up of Leslie’s, the payment of all accrued and unpaid fees pursuant to the Management Services Agreement is subordinated to the prior payment in full of all amounts due and owing under the Indenture dated as of January 24, 2005 by and between Leslie’s as the issuer and The Bank of New York as the trustee.

A-1